Exhibit 10.5

Time-Based RSU Award Agreement

INSPIRED ENTERTAINMENT, INC.

2021 OMNIBUS INCENTIVE PLAN

Restricted Stock Unit Award Agreement

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is effective as of February 14, 2023 (the “Grant Date”), and is between Inspired Entertainment, Inc., a Delaware corporation (the “Company”), and Daniel Silvers (the “Participant”), pursuant to the terms of Mr. Silvers Employment Agreement with the Company of December 14, 2016 as subsequently amended and the Separation and Release Agreement entered into between Mr. Silvers and the Company dated Jan 10, 2023. Any term capitalized but not defined in this Agreement shall have the meaning set forth in the Inspired Entertainment, Inc. 2021 Omnibus Incentive Plan (the “Plan”).

1. Grant of Units. In accordance with the terms of the Plan and subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant 12,833 Restricted Stock Units (each a “Unit” and collectively, the “Units”).

2. Vesting of Units. The Units shall be fully vested on the Grant Date.

3. Settlement of Units. The Units shall settle in the following installments and within 30 days of the dates set out below:

●	One-third on December 31, 2023;

●	One-third on December 31, 2024; and

●	One-third on December 31, 2025.

Within thirty (30) days of an applicable settlement date, the Company will issue in certificated or uncertificated form to the Participant a number of shares of the Company’s common stock (the “Stock”) corresponding to the number of Units that are to then be settled in shares of Stock, less the number, if any, withheld in satisfaction of applicable withholding taxes as discussed in Section 4.

4. Taxes; Withholding Obligation.

(a) The Participant shall be ultimately liable and responsible for all federal, state, local or foreign income or employment taxes owed in connection with the Units and/or required to be withheld, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Units. The Company makes no representation or undertaking regarding the domestic or foreign tax treatment of the Participant in connection with the grant or vesting of the Units, the issuance of shares of Stock upon settlement of the Units or the subsequent sale of such shares of Stock. The Company is not committed and is not under any obligation to structure the Units to reduce or eliminate the Participant’s tax liability.

(b) As a condition to the Company’s delivery of shares of Stock pursuant to Section 3, the Participant shall be required to make appropriate arrangements for the satisfaction of any applicable domestic or foreign tax or employment or social insurance withholding obligation which may include tendering to the Company a cash payment equal to the withholding amount due in accordance with procedures adopted from time to time by the Company. If withholding of taxes and/or social insurance is required at the time of vesting and the Participant has not made other arrangements satisfactory to the Company, the Company will withhold from any shares deliverable upon the vesting of Units a number having a Fair Market Value equal to the withholding taxes due.

5. Clawback. By accepting the award of Units, the Participant agrees that the Company may recover some or all of the shares of Stock delivered with respect to such award or recoup some or all of the value thereof via offset from other amounts owed by the Participant to the Company or any of its Affiliates, at any time in the three calendar years following delivery thereof, if and to the extent that the Committee concludes that (i) U.S. federal or state law, the laws of any other jurisdiction in which the Participant has been employed by or providing services to the Company during the term of the award, or the listing requirements of any exchange on which the Company’s stock is listed for trading so require, or (ii) as required by Section 304 of the U.S. Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise after a restatement of the Company’s financial results as reported to the U.S. Securities and Exchange Commission. By accepting an award hereunder, and by accepting any delivery of shares of Stock hereunder, the Participant agrees to promptly comply with any Company demand for recovery or recoupment hereunder.

6. Transferability of Units. Except as otherwise provided herein, the Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate Units other than by will or the laws of descent and distribution or equivalent laws in the jurisdiction of the Participant’s employment. Any attempt to transfer Units in contravention of this Section 7 is null and void ab initio.

7. Compliance with Securities Laws and other Requirements. Notwithstanding anything herein to the contrary, if at any time the Company determines that issuing or distributing shares of Stock would violate applicable securities laws or other legal or regulatory requirements, the Company will not issue or distribute such shares until such time as distribution of the shares would not violate applicable securities laws and other requirements. The Committee may declare any provision of this Agreement or action of its own null and void, if it determines the provision or action fails to comply with the applicable short-swing trading rules under the securities laws. As a condition to issuing or distributing shares of Stock to the Participant, until such time as such shares have been registered pursuant to an effective registration statement under the securities laws, or an exemption from such requirements is available, the Company may require the Participant to make such written representations as it deems necessary or desirable to comply with applicable securities laws.

8. No Limitation on Rights of the Company. The grant of Units does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

9. Plan and Agreement Not a Contract of Employment or Service. Neither the Plan nor this Agreement is a contract of employment or services, and no terms of the Participant’s employment or services agreement shall be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein.

10. Participant to Have No Rights as a Stockholder. Before the date as of which the shares of Stock are issued to the Participant, the Participant will have no rights as a shareholder with respect to those shares.

11. Notice. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice shall be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, NY 10107, Attention: General Counsel. Notice to the Participant should be sent to the address the Participant has on file with the Company. Either party may change the person and/or address to whom or which the other party must give notice under this Section 12 by giving such other party written notice of such change, in accordance with the procedures described above.

12. Successors. All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.

13. Governing Law. To the extent not preempted by federal law, this Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to any conflicts of law principles that would require the application of the law of any other jurisdiction. The Company and the Participant hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with the Units and this Agreement shall be brought only in the courts in the State of New York, County of New York, including the federal courts located therein should federal jurisdiction requirements exist, and (ii) consent to submit to the exclusive jurisdiction of the such courts for purposes of any action or proceeding arising out of or in connection with the Units or this Agreement.

14. Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. If the terms of this Agreement conflict with the terms of the Plan document, the Plan document will control.

15. Amendment of the Agreement. The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.

16. Counterparts. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.

17. Code Section 409A. The issuance of shares of Stock under this Agreement shall be provided in a manner that complies with Code Section 409A and any ambiguity herein shall be interpreted so as to be consistent with the intent of this paragraph. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding anything herein to the contrary, if the Participant is a “specified employee” as such term is defined under Code Section 409A at the time of a separation from service and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent any accelerated recognition of income or additional tax under Code Section 409A, then the Company will defer the issuance of shares of Stock hereunder (without any reduction therein) until the date that is at least six (6) months following the Participant’s separation from service with the Company or the earliest date permitted under Code Section 409A (e.g., immediately upon the Participant’s death), whereupon the Company will promptly issue to the Participant the shares of Stock that would have otherwise been previously issued to the Participant under this Agreement during the period in which such issuance was deferred.

18. Data Privacy. The Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 19 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and this Agreement. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, telephone number(s), date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of this Agreement (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and this Agreement, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and this Agreement. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country may have different data privacy laws and protections. The Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and this Agreement, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to the Participant will be held as long as is necessary to implement, administer, and manage the Plan and this Agreement. The Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any the Units if the Participant refuses or withdraws the consents described herein.

19. Entire Agreement. This Agreement and any other documents to be executed to implement its provisions together constitute the entire agreement between the parties pertaining to the subject matter hereof, superseding all prior and contemporaneous agreements, representations and understandings of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first written above.

INSPIRED ENTERTAINMENT, INC.

By:	/s/ Carys Damon
Name:	Carys Damon
Title:	EVP & General Counsel

/s/ Daniel Silvers
Daniel Silvers

Performance-Based RSU Award Agreement

INSPIRED ENTERTAINMENT, INC.

2021 OMNIBUS INCENTIVE PLAN

Performance Unit Award Agreement

This PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”) is entered into as of February 14, 2023 (the “Grant Date”), and is between Inspired Entertainment, Inc., a Delaware corporation (the “Company”), and Daniel Silvers (the “Participant”), pursuant to the terms of Mr. Silvers Employment Agreement with the Company of December 14, 2016 as subsequently amended and the Release and Settlement Agreement entered into between Mr. Silvers and the Company dated Jan 10, 2023. Any term capitalized but not defined in this Agreement shall have the meaning set forth in the Inspired Entertainment, Inc. 2021 Omnibus Incentive Plan (the “Plan”).

1. Grant of Performance Units. In accordance with the terms of the Plan and subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant 12,833 Performance Units (each a “Unit” and collectively, the “Units”). The Units represent the right to receive shares of the Company’s common stock (the “Stock”) based on the extent to which the Performance Condition (as defined below) has been met by the Company, which shall be determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”) in accordance with the Threshold Performance Criteria for the Performance Period set forth in Appendix A hereto (the “Performance Condition”).

2. Earned Units. The final number of Units to which the Participant is entitled to receive Stock based on Company performance as compared to the Performance Condition as set forth in Exhibit A (collectively, the “Earned Units”) may range from 0% to 200% of the Units (and in respect of which Participant will not be treated less favorably than any other participants). The Committee shall make its determinations with respect to the level of attainment of the Performance Condition (and therefore the corresponding number of Earned Units) following the Performance Period.

For avoidance of doubt, there is no requirement that the Participant complete any minimum period of employment (or take any other actions) in order to receive issuance of Stock with respect to Earned Units. If the Committee determines that the threshold level for the Performance Condition has not been met, all of the Units shall be immediately forfeited and terminated.

3. Settlement of Earned Units. Within thirty (30) days of December 31, 2025, the Company will issue in certificated or uncertificated form to the Participant a number of shares of Stock corresponding to the number of Earned Units less the number, if any, withheld in satisfaction of applicable withholding taxes as discussed in Section 4.

4. Taxes; Withholding Obligation.

(a) The Participant shall be ultimately liable and responsible for all federal, state, local or foreign income or employment taxes owed in connection with the Units and/or required to be 2 withheld, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Units. The Company makes no representation or undertaking regarding the domestic or foreign tax treatment of the Participant in connection with the grant of the Units, or attainment of the Performance Condition, the issuance of shares of Stock upon settlement of the Units or the subsequent sale of such shares of Stock. The Company is not committed and is not under any obligation to structure the Units to reduce or eliminate the Participant’s tax liability.

(b) As a condition to the Company’s delivery of shares of Stock pursuant to Section 3, the Participant shall be required to make appropriate arrangements for the satisfaction of any applicable domestic or foreign tax or employment or social insurance withholding obligation which may include tendering to the Company a cash payment equal to the withholding amount due in accordance with procedures adopted from time to time by the Company. If withholding of taxes and/or social insurance is required and the Participant has not made other arrangements satisfactory to the Company, the Company will withhold from any shares deliverable with respect to the Earned Units a number having a Fair Market Value equal to the withholding taxes due based upon the Participants’ most recent withholding election.

5. Clawback. By accepting the award of Units, the Participant agrees that the Company may recover some or all of the shares of Stock delivered with respect to such award or recoup some or all of the value thereof via offset from other amounts owed by the Participant to the Company or any of its Affiliates, at any time in the three calendar years following delivery thereof, if and to the extent that the Committee concludes that (i) U.S. federal or state law, the laws of any other jurisdiction in which the Participant has been employed by or providing services to the Company during the term of the award, or the listing requirements of any exchange on which the Company’s stock is listed for trading so require, (ii) the Performance Condition was not met, or not met to the extent necessary to support the amount of Earned Units, or (iii) as required by Section 304 of the U.S. Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise after a restatement of the Company’s financial results as reported to the U.S. Securities and Exchange Commission. By accepting an award hereunder, and by accepting any delivery of shares of Stock hereunder the Participant agrees to promptly comply with any Company demand for recovery or recoupment hereunder.

6. Transferability of Units. Except as otherwise provided herein, the Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate Units other than by will or the laws of descent and distribution or equivalent laws in the jurisdiction of the Participant’s employment. Any attempt to transfer Units in contravention of this Section 7 is null and void ab initio.

7. Compliance with Securities Laws and other Requirements. Notwithstanding anything herein to the contrary, if at any time the Company determines that issuing or distributing shares of Stock would violate applicable securities laws or other legal or regulatory requirements, the Company will not issue or distribute such shares until such time as distribution of the shares would not violate applicable securities laws and other requirements. The Committee may declare any provision of this Agreement or action of its own null and void, if it determines the provision or action fails to comply with the applicable short-swing trading rules under the securities laws. As a condition to issuing or distributing shares of Stock to the Participant, until such time as such shares have been registered pursuant to an effective registration statement under the securities 3 laws, or an exemption from such requirements is available, the Company may require the Participant to make such written representations as it deems necessary or desirable to comply with applicable securities laws.

8. No Limitation on Rights of the Company. The grant of Units does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

9. Plan and Agreement Not a Contract of Employment or Service. Neither the Plan nor this Agreement is a contract of employment or services, and no terms of the Participant’s employment or services agreement shall be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein. Neither the Plan nor this Agreement shall be construed as conferring any legal rights on the Participant to continue to be employed or remain in service with the Company or any of its Affiliates, nor will it interfere with the Company’s or any of its Affiliates’ right to discharge the Participant with or without Cause or to otherwise deal with the Participant regardless of the existence of the Plan, this Agreement or Units.

10. Participant to Have No Rights as a Stockholder. Before the date as of which the shares of Stock are issued to the Participant, the Participant will have no rights as a shareholder with respect to those shares.

11. Notice. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice shall be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, NY 10107, Attention: General Counsel. Notice to the Participant should be sent to the address the Participant has on file with the Company. Either party may change the person and/or address to whom or which the other party must give notice under this Section 12 by giving such other party written notice of such change, in accordance with the procedures described above.

12. Successors. All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.

13. Governing Law. To the extent not preempted by federal law, this Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to any conflicts of law principles that would require the application of the law of any other jurisdiction. The Company and the Participant hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with the Units and this Agreement shall be brought only in the courts in the State of New York, County of New York, including the federal courts located therein should federal jurisdiction requirements exist, and (ii) consent to submit to the exclusive jurisdiction of the such courts for purposes of any action or proceeding arising out of or in connection with the Units or this Agreement.

14. Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. If the terms of this Agreement conflict with the terms of the Plan document, the Plan document will control.

15. Amendment of the Agreement. The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.

16. Counterparts. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.

17. Code Section 409A. The issuance of shares of Stock under this Agreement shall be provided in a manner that complies with Code Section 409A and any ambiguity herein shall be interpreted so as to be consistent with the intent of this paragraph. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding anything herein to the contrary, if the Participant is a “specified employee” as such term is defined under Code Section 409A at the time of a separation from service and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent any accelerated recognition of income or additional tax under Code Section 409A, then the Company will defer the issuance of shares of Stock hereunder (without any reduction therein) until the date that is at least six (6) months following the Participant’s separation from service with the Company or the earliest date permitted under Code Section 409A (e.g., immediately upon the Participant’s death), whereupon the Company will promptly issue to the Participant the shares of Stock that would have otherwise been previously issued to the Participant under this Agreement during the period in which such issuance was deferred.

18. Data Privacy. The Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 19 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and this Agreement. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, telephone number(s), date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of this Agreement (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and this Agreement, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and this Agreement. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country may have different data privacy laws and protections. The Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and this Agreement, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to the Participant 5 will be held as long as is necessary to implement, administer, and manage the Plan and this Agreement. The Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any the Units if the Participant refuses or withdraws the consents described herein.

19. Entire Agreement. This Agreement and any other documents to be executed to implement its provisions together constitute the entire agreement between the parties pertaining to the subject matter hereof, superseding all prior and contemporaneous agreements, representations and understandings of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first written above.

INSPIRED ENTERTAINMENT, INC.

By:	/s/ Carys Damon
Name:	Carys Damon
Title:	EVP & General Counsel

/s/ Daniel Silvers
Daniel Silvers

Appendix A

Performance Condition Criteria and Methodology

A. Performance Period

January 1, 2023, to December 31, 2023

B. Unit Calculations Assuming Threshold Performance Criteria are Achieved

Percentage of Target Adjusted EBITDAB	Payout %
≤ [___]%	[___]%
[___]%	[___]%
[___]%	[___]%
[___]%	[___]%
[___]%	[___]%
[___]%	[___]%
[___]%	[___]%
[___]%	[___]%
[___]%	[___]%
[___]%	[___]%
≥ [___]%	[___]%

**Payout percentage between points will be pro-rated. No amount is paid below Threshold.

**Units will be rounded down to the nearest whole share.

D. Additional Factors or Information Regarding Performance Condition Methodology

Adjusted EBITDA is defined as net loss or income excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional specified exclusions and adjustments. Such additional excluded amounts include stock-based compensation, U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring and integration (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business..

Adjusted EBITDAB, as defined in Section B above (under “Threshold Performance Criteria”), will be measured by Adjusted EBITDA excluding any costs associated with the 2023 Management Bonus Plan.

Treatment of an Acquired Business under Adjusted EBITDAB

To the extent that the Company makes any acquisitions during 2023, the Adjusted EBITDAB shall include the EBITDAB of any such business that was acquired (an “Acquired Business”) and shall be reduced by the product of (a) the consideration paid for the Acquired Business (as measured by its Enterprise Value at purchase), (b) the portion of the year for which the Acquired Business was owned by the Company (on an Actual/365 basis) and (c) 15% (the “Cost of Capital Factor”). The product of (a), (b) and (c) in the preceding sentence shall be referred to as the “Negative EBITDAB Adjustment.” For the avoidance of doubt, any onetime expenses attributable to implementing the acquisition of an Acquired Business, including but not limited to implementing any projected synergies of such acquisition, shall be excluded from the calculation of Adjusted EBITDA (“One-Time AB Items”).

As a hypothetical example, to the extent the Company acquired a business for an Enterprise Value of $100 million at the close of business on June 30th (such that the results of the Acquired Business were included in the Company’s results beginning July 1st), then the Negative EBITDAB Adjustment related to the Acquired Business would be equal to:

(a)	$100 million	times
(b)	50.41096% (184 days/365 days)	times
(c)	15%
Yielding	$7.5616438 million

To the extent that this hypothetical Acquired Business generated Adjusted EBITDAB of $10 million while under the ownership of the Company during 2023, then the net Adjusted EBITDAB impact, ignoring any One-Time AB Items, of the Acquired Business (the actual Adjusted EBITDAB minus the Negative EBITDAB Adjustment) would be $2.4383562 million.

E. Committee Determinations

Determinations as to achievement of Performance Criteria and Unit calculations shall be made by the Committee in its sole discretion following the Performance Period. The Committee may adjust awards and metrics based on extraordinary or unforeseen events and its determinations shall be binding and conclusive.